EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

In connection with the Quarterly Report of St. Bernard Software, Inc. (the “Company”) on Form 10-Q for the period ended September 30, 2010, as filed with the Securities and Exchange Commission and to which this Certification is an exhibit (the “Report”), the undersigned officer of the Company does hereby certify, pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. 1350) and Rule 13a-14(b) or Rule 15d-14(b)  promulgated under the Securities Exchange Act of 1934, that to my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 15, 2010	By:	/s/ Louis E. Ryan
Louis E. Ryan
Chief Executive Officer and
Chairman of the Board of Directors